Exhibit 10.3

RAYTHEON COMPANY

1997 NONEMPLOYEE DIRECTORS RESTRICTED STOCK PLAN

Effective November 26, 1996

Amended effective May 4, 2005

Amended effective September 21, 2005

RAYTHEON COMPANY

1997 NONEMPLOYEE DIRECTORS RESTRICTED STOCK PLAN

1.	DEFINITIONS

The following terms shall have the following meanings unless the context indicates otherwise:

1.1 “Board” shall mean the Board of Directors of the Company.

1.2 “Change in Control” of the Company shall be deemed to have occurred as of the first day that any one or more of the following conditions shall have been satisfied:

(i)	Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”), other than those Persons in control of the Company as of the date hereof or a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, become the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities; or

(ii)	A change in the Board such that individuals who as of the date hereof constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board; or

(iii)	The consummation of: (a) a plan of complete liquidation of the Company; (b) an agreement for the sale or disposition of all or substantially all of the Company’s assets; (c) a merger, consolidation or reorganization of the Company with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger, consolidation or reorganization.

However, in no event shall a Change in Control be deemed to have occurred for purposes of this Plan if Participant is included in a Person that consummates the Change in Control. A Participant shall not be deemed to be included in a Person by reason of ownership of (i) less than 3% of the equity in the Person or (ii) an equity interest in the Person which is otherwise not significant as determined prior to the Change of Control by a majority of the non-employee continuing directors of the Company.

1.2 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

1.3 “Committee” shall mean the Compensation Committee of the Board, or such other Board committee as may be designated by the Board to administer the Plan; provided, however, that such committee shall be composed solely of two or more directors each of whom qualifies as a “nonemployee director” (as defined in Rule 16b-3 under the Exchange Act).

1.4 “Common Stock” shall mean the Common Stock, $.01 par value per share, of the Company.

1.5 “Company” shall mean Raytheon Company or any company successor thereto by merger, consolidation or reorganization.

1.6 “Director” shall mean a member of the Board.

1.7 “Effective Date” shall mean November 26, 1996.

1.8 “Eligible Director” shall mean a Director of the Company who is not at the relevant time an Employee.

1.9 “Employee” shall mean a salaried employee (as described in Treasury Regulation Section 1.421-7(h)) of the Company or any Subsidiary.

1.10 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time, including applicable regulations thereunder.

1.12 “Participant” shall mean any Eligible Director to whom a Stock Award has been granted by the Committee under the Plan.

1.13 “Plan” shall mean the Raytheon Company 1997 Nonemployee Directors Restricted Stock Plan.

1.14 “Stock Award” shall mean the grant by the Company to an Eligible Director of Common Stock pursuant to Section 6 below.

1.15 “Stock Award Agreement” shall mean a written agreement between the Company and the Participant that establishes the terms, conditions, restrictions and/or limitations applicable to a Stock Award in addition to those established by this Plan and by the Committee’s exercise of its administrative powers.

1.16 “Subsidiary” shall mean a corporation, business trust or similar incorporated or unincorporated entity of which the Company directly or indirectly owns more than 50% of the voting power or value.

1.17 “Treasury Regulation” shall mean the regulation promulgated under the Code by the United States Department of the Treasury, as amended from time to time.

1.18 “Vesting Date” shall mean the vesting date specified in accordance with Section 6.6 below.

2.	PURPOSE AND TERM OF PLAN

2.1 Purpose. The purpose of the Plan is to further the growth, development and financial success of the Company by enabling it to attract and retain nonemployee directors of outstanding ability and, by providing nonemployee directors the opportunity to become owners in Common Stock, to more closely align the interests of the Company’s directors with that of its shareholders.

2.2 Term. The plan shall become effective as of the Effective Date, and shall terminate on the day which precedes the 10th anniversary of the Effective Date, unless terminated earlier by the Board pursuant to Section 8.1 below.

3.	ELIGIBILITY

3.1 Eligibility. All Eligible Directors shall participate in the Plan as of the Effective Date.

4.	ADMINISTRATION

4.1 Responsibility. The Committee shall have the responsibility to control, operate, manage and administer the Plan in accordance with its terms.

4.2 Authority of the Committee. The Committee shall have all the discretionary authority that may be necessary or helpful to enable it to discharge its responsibilities with respect to the Plan, including but not limited to:

(1)	to determine eligibility for participation in the Plan;

(2)	to determine eligibility for and the number of shares of Common Stock subject to a Stock Award granted under the Plan;

(3)	to supply any omission;

(4)	to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper;

(5)	to make rules for carrying out and administering the Plan and make changes in such rules as it from time to time deems proper;

(6)	to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations;

(7)	to accelerate the transferability of any Stock Award when such action or actions would be in the best interest of the Company; and

(8)	to take any and all other actions it deems necessary or advisable for the proper operation or administration of the Plan.

4.3 Action by the Committee. The Committee shall act in accordance with the By-laws of the Company and with such authority as may be granted by the Board. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

4.4 Delegation of Authority. The Committee may delegate some or all of its authority under the Plan to any person or persons; provided, however, that any such delegation shall be in writing.

5.	SHARES SUBJECT TO PLAN

5.1 Available Shares. The aggregate number of shares of Common Stock which shall be available for grants of Stock Awards under the Plan during its term shall be 300,000. Such shares of Common Stock available for issuance under the Plan may be either authorized but unissued shares, shares of issued stock held in the Company’s treasury, or both, at the discretion of the Company, and subject to any adjustments made in accordance with Section 5.2 below. Any Stock Awards which terminate by expiration, forfeiture, cancellation or otherwise without the issuance of such shares shall again be available for grants of Stock Awards under the Plan. The number of shares of Common Stock available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional shares of Common Stock.

5.2 Adjustment to Shares. If there is any change in the number of outstanding shares of Common Stock through the declaration of stock dividends, stock splits or the like, the number of shares of Common Stock (i) available for grants of Stock Awards under Section 5.1 above, and (ii) underlying outstanding grants of Stock Awards, shall be automatically adjusted. If there is any change in the number of outstanding shares of Common Stock through any change in the capital account of the Company, or through a merger, consolidation, separation (including a spin-off or other distribution of stock or property), reorganization (whether or not such reorganization comes within the meaning of such term in Code Section 368(a)) or partial or complete liquidation, the Committee shall make (i) appropriate adjustments in the number of shares of Common Stock which may be issued under the Plan and (ii) any other adjustments and/or modifications to outstanding Stock Awards as it deems appropriate. In the event of any other change in the capital structure or in the Common Stock, the Committee shall also be authorized to make such appropriate adjustments in the number of shares of Common Stock available for issuance under the Plan and any other adjustments and/or modifications to outstanding Stock Awards as it deems appropriate.

6.	STOCK AWARDS

6.1 In General. The Committee is authorized to grant Stock Awards to Eligible Directors on or after the Effective Date. Stock Awards in any given calendar year need not be equal in amount as to all Eligible Directors.

6.2 Terms and Conditions of Stock Awards. Stock Awards shall be subject to such terms, conditions, restrictions and/or limitations, if any, as the Committee deems appropriate, including, but not limited to, restrictions on transferability and continued service as a member of the Board; provided, however, that such terms, conditions, restrictions and/or limitations are not inconsistent with the Plan. The Committee may accelerate the date a Stock Award becomes transferable under such circumstances as it deems appropriate.

6.3 Stock Award Agreement. Any Stock Award granted under the Plan shall be evidenced by a Stock Award Agreement which shall be signed by the Committee and the Participant.

6.4 Rights as Shareholders. Notwithstanding any term, condition, restriction and/or limitation with respect to a Stock Award granted under the Plan but subject to the restrictions of Section 6.5 below, an Eligible Director who has been granted a Stock Award shall be entitled to all of the rights of a shareholder with respect to the shares underlying the Stock Award from the date of grant, including voting rights and the rights to receive dividends and other distributions. All shares of Common Stock or other securities paid on a Stock Award shall be held by the Company and shall be subject to the same restrictions as the Stock Award to which they relate.

6.5 Automatic Restrictions. Unless otherwise provided by the Committee in the Stock Award Agreement, each Stock Award shall be subject to a restriction on transferability until the Vesting Date. During the period commencing on the date of grant and ending on the Vesting Date, or unless and until the provisions of the Plan relating to removal of restrictions have been satisfied, the shares underlying the Stock Award may not be sold, assigned, pledged, encumbered, hypothecated or transferred.

6.6 Vesting Date. Unless otherwise provided by the Committee in the Stock Award Agreement and subject to Section 6.7 below, the Vesting Date for all shares underlying Stock Awards granted to an Eligible Director shall be the date of the Annual Meeting of Shareholders of the Company in the third calendar year following the year of the Stock Award.

6.7 Removal of Restrictions. Unless otherwise provided in the Stock Award Agreement, the restrictions on the shares underlying Stock Awards shall be removed and lapse upon the earlier of (i) the applicable Vesting Date or (ii) upon the occurrence of the death of the Eligible Director or his or her ceasing to be a Director following a Change in Control. The foregoing notwithstanding, shares underlying Stock Awards shall remain subject to the restrictions on transferability set forth in this Section 6 for at least six months following the date of such grant.

6.8 Forfeiture. Except as otherwise provided in the Stock Award Agreement, an Eligible Director’s Stock Award shall be forfeited to the Company upon the Eligible Director’s termination of service on the Board prior to his or her Vesting Date for any reason other than those set forth in Section 6.7 above.

7.	ISSUANCE, POSSESSION AND DELIVERY OF STOCK AWARDS

7.1 Stock Certificate. Each Stock Award granted under the Plan shall be evidenced by the issuance of a Common Stock certificate registered on the transfer ledgers of the Company in the name of the Eligible Director who was granted the Stock Award effective as of the date such Stock Award was granted to the Eligible Director pursuant to the Plan. Each such certificate shall bear an appropriate legend referring to the restrictions applicable to the Stock Award.

7.2 Retention of Stock Certificate by Company. Possession of any certificates representing shares underlying a Stock Award shall be retained by the Company for the benefit of each Eligible Director until the restrictions thereon have lapsed and been removed in accordance with Section 6.7 above. Thereupon, the Company shall promptly deliver the certificates for such shares to the Eligible Director; provided, however, if ever any federal, state or local income or employment tax is required to be withheld from such shares, such certificates shall be delivered only after the Eligible Director has paid (or made provision for the payment of) the requisite amount.

7.3 Fractional Shares. The Company shall promptly pay to an Eligible Director the cash equivalent of any fractional shares which would otherwise be acquired by the Eligible Director under the terms of the Plan.

7.4 Compliance with Securities Laws. Notwithstanding anything contained in the Plan to the contrary, the issuance or delivery of any such shares of Stock may be postponed for such period as may be required to comply with any applicable requirements of any national securities exchange or any requirements under any other law or regulation applicable to the issuance or delivery of such shares. The Company shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof shall constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

8.	MISCELLANEOUS

8.1 Amendment and Termination. The Board may suspend or terminate the Plan at any time with or without prior notice. In addition, the Board may, from time to time and with or without prior notice, amend the Plan in any manner; provided, however, that no amendment of the Plan, without the approval of the shareholders of the Company, shall increase (except as provided in Section 5.2 above) the number of shares of Common Stock available for Stock Awards under the Plan. Termination or amendment of the Plan by the Board shall not adversely affect any then-existing Stock Award Agreement without the Participant’s prior written consent.

8.2 Amendments to Stock Award Agreement. The Committee may at any time amend in writing any Stock Award Agreement by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein.

8.3 Listing of Shares and Related Matters. If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to any Stock Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of a Stock Award or the issuance of shares of Common Stock thereunder, such Stock Award may not be granted unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

8.4 Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of Delaware without reference to principles of conflict of laws, except as superseded by applicable federal law.

8.5 No Right, Title, or Interest in Company Assets. A Participant shall not have any rights as a shareholder in his or her name. To the extent any person acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company and the Participant shall not have any rights in or against any specific assets of the Company.

8.6 No Guarantee of Tax Consequences. No person connected with the Plan in any capacity, including, but no limited to, the Company and any Subsidiary and their directors, officers, agents and employees makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to amounts deferred under the Plan, or paid to or for the benefit of a Participant under the Plan, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

8.7 Other Benefits. No Stock Award granted under the Plan shall be considered compensation for purposes of computing benefits under any retirement plan for the Company or any Subsidiary nor affect any benefits or compensation under any other benefit or compensation plan of the Company or any Subsidiary now or subsequently in effect.